EXHIBIT 99.1

Shengkai Innovations to Report FY 2011 Second Quarter Results on February 11th

TIANJIN, China, Feb. 4, 2011 (GLOBE NEWSWIRE) -- Shengkai Innovations, Inc. (Nasdaq:VALV) (the "Company"), a leading ceramic valve manufacturer in the People's Republic of China (the "PRC"), today announced the Company will report fiscal year 2011 second quarter and six months financial results before the market opens on February 11th.

The Company will host a conference call on Friday, February 11th, 2011 at 8:00 a.m. Eastern Time / 9:00 p.m. Beijing Time. Interested parties may participate in the conference call by dialing 10-800-140-0924 (China), 1-877-393-9085 (U.S.) approximately five minutes before the call start time. The Conference ID is 42247228.

About Shengkai Innovations, Inc.

Shengkai Innovations is primarily engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical and chemical, metallurgy and other industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is able to produce large-sized ceramic valves with calibers of 6" (150mm) or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

CONTACT: Shengkai Innovations, Inc.
         David Ming He, CFO
         +86-22-5883-8509
         ir@shengkai.com
         http://www.shengkaiinnovations.com

         Grayling
         Shiwei Yin
         +1 646-284-9474
         shiwei.yin@grayling.com